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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM 8 - K
                                       ________

                                    Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): December 5, 1997






                                  FOUR M CORPORATION
                (Exact name of registrant as specified in its charter)



   MARYLAND                            333-8043                  52-0822639
(State or other                (Commission file number)       (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)



115 STEVENS AVENUE                                                  10595
VALHALLA, NEW YORK                                               (Zip Code)
(Address of principal
executive offices)



                                    (914) 749-3200
                              Registrant's telephone number,
                                  including area code
                                      ___________



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ITEM 5.  OTHER EVENTS.

         On May 30, 1996, the Company established a Credit Facility which will mature on May 30, 2001. The Credit Facility provides borrowing capacity on a revolving basis, subject to borrowing base limitations, to finance the Company's working capital needs. On February 28, 1997, the Credit Facility was amended and Box USA of Florida, L.P. (Florida, L.P.) was made an additional borrower thereunder. The sole general partner of Florida, L.P. is Four M Manufacturing Group of Georgia, Inc. one of the guarantors of the Notes. Pursuant to the Credit Facility, the Company is subject to certain affirmative and negative covenants customarily found in agreements of this type. Effective December 5, 1997 the Credit Facility was modified, so as to among other things, (i) reduce, per the Company's request, the borrowing capacity from $80.0 million to $65.0 million; (ii) modify the base borrowing interest rate from the lender's prime rate plus .5% to a sliding scale rate, based on performance, of the lender's prime rate plus .5% to 1.0%; and (iii) reduce the minimum unused borrowing base availability to $1.0 million increasing on December 31, 1998 to $5.0 million.
At December 5, 1997 the Company had unused borrowing base availability of $4.2 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

EXHIBIT NO.        DESCRIPTION

10.10              Fourth Amendment to Financing and Security Agreement.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FOUR M CORPORATION



                                  By:  /S/ CHRIS MEHIEL
                                       -------------------------------------
                                       Chris Mehiel
                                       Executive Vice President and Chief
                                       Financial Officer
                                       (Principal Accounting Officer)
                                       Date: December 5, 1997


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                                    EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

10.10              Fourth Amendment to Financing and Security Agreement.